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                                                                   EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement of Sierra Health Services, Inc. on Form S-4 of our report dated February 10, 1995, appearing in the Annual Report on Form 10-K as amended by the Form 10-K/A of Sierra Health Services, Inc. for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Las Vegas, Nevada

September 12, 1995